EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes—Oxley Act of 2002)

In connection with the filing by Government Properties Income Trust (the “Company”) of the Quarterly Report in Form 10-Q for the period ended June 30, 2011 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)                                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ Adam D. Portnoy
Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

/s/ David M. Blackman	/s/ Mark L. Kleifges
David M. Blackman	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Date:    August 2, 2011